UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENECARE MEDICAL GENETICS CENTER, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1348485

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
ALERE CDM LLC
(Exact name of registrant as specified in its charter)

Delaware	27-0653943

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Guarantee of 9.00% Senior Subordinated Notes due 2016 of Inverness Medical Innovations, Inc.	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrants’ Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EX-4.5 THIRD SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 4, 2009

Explanatory Note
     On May 12, 2009, Inverness Medical Innovations, Inc., a Delaware corporation (“Inverness”), issued its 9.00% senior subordinated notes due 2016 (the “Notes”), which were guaranteed (the “Guarantees”) by certain of its wholly owned subsidiaries (the “Original Guarantors”) pursuant to an indenture dated May 12, 2009 between Inverness and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated May 12, 2009 among Inverness, the Trustee and the Original Guarantors, and as further supplemented by a second supplemental indenture dated June 9, 2009 among Inverness, the Trustee, the Original Guarantors and Matria of New York, Inc., a wholly owned subsidiary of Inverness (“Matria”), as guarantor (together, the “Indenture”). The Notes, the Guarantees, and the Guarantee of Matria (the “Matria Guarantee”) are listed on the New York Stock Exchange and were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a registration statement on Form 8-A filed on May 12, 2009, with respect to the Notes and the Guarantees, and a registration statement on Form 8-A filed on June 9, 2009, with respect to the Matria Guarantee. The terms of the Indenture provide that certain subsidiaries of Inverness must become guarantors of the Notes. On August 4, 2009, Inverness, the Trustee, the Original Guarantors, Matria and the registrants, wholly owned subsidiaries of Inverness, entered into a third supplemental indenture whereby the registrants agreed to guarantee the obligations of Inverness under the Notes on the same basis as the other Original Guarantors and Matria. This registration statement on Form 8-A is being filed by the registrants in order to register their Guarantees under Section 12(b) of the Exchange Act to the same extent as the other Original Guarantees and Matria.
Item 1. Description of Registrants’ Securities to be Registered.
     The description of the registrants’ Guarantees is set forth under (a) the section captioned “Description of Debt Securities and Subsidiary Guarantees We May Offer” in the prospectus dated May 1, 2009 filed by Inverness and the Original Guarantors on May 4, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is a part of the registration statement on Form S-3 (No. 333-158542) filed by Inverness, the Original Guarantors and Matria, as supplemented by (b) the section captioned “Description of Notes” in the prospectus supplement dated May 7, 2009 filed by Inverness and the Guarantors on May 8, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated by reference into this registration statement and deemed to be a part hereof.
Item 2. Exhibits.

4.1	Indenture dated May 12, 2009 among Inverness Medical Innovations, Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Inverness’ Current Report on Form 8-K dated May 12, 2009)
4.2	Supplemental Indenture dated May 12, 2009 among Inverness Medical Innovations, Inc., as issuer, the co-registrant guarantor subsidiaries, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Inverness’ Current Report on Form 8-K dated May 12, 2009)
4.3	Form of 9.00% Senior Subordinated Note due 2016 of Inverness Medical Innovations,

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Inc. (included in Exhibit 4.2 above)
4.4	Second Supplemental Indenture dated as of June 9, 2009 among Inverness Medical Innovations, Inc., as issuer, Matria of New York, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to Matria of New York’s Registration Statement on Form 8-A dated June 9, 2009)
4.5	Third Supplemental Indenture dated as of August 4, 2009 among Inverness Medical Innovations, Inc., as issuer, GeneCare Medical Genetics Center, Inc. and Alere CDM LLC, collectively as guarantors, and U.S. Bank National Association, as trustee

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

GENECARE MEDICAL GENETICS CENTER, INC. (Registrant)
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Vice President and Treasurer

ALERE CDM LLC (Registrant)
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Vice President, Finance

Date: August 4, 2009